UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2019 (October 31, 2019)

PGT Innovations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37971	20-0634715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1070 Technology Drive, North Venice, Florida	34275
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 480-1600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PGTI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 31, 2019, PGT Innovations, Inc. (the “Company”) entered into a Third Amendment (the “Third Amendment”) to the Credit Agreement (the “Credit Agreement”) dated as of February 16, 2016, by and among the Company, the other credit parties thereto, the lending institutions party thereto and SunTrust Bank, as Administrative Agent, Collateral Agent, an LC Issuer and Swing Line Lender.

The Third Amendment provides for, among other things, (i) a new three-year Term A loan in the aggregate principal amount of $64,000,000 (the “Initial Term A Loan”), which refinances in full the Company’s existing Term B loan under the Credit Agreement and has no regularly scheduled amortization and (ii) a five-year revolving credit facility in an aggregate principal amount of up to $80,000,000 (the “New Revolving Facility”), which replaces the previously existing $40,000,000 revolving credit facility under the Credit Agreement, and includes a swing line facility and a letter of credit facility. The Company’s obligations under the Credit Agreement continue to be secured by substantially all of its and its direct and indirect subsidiaries’ assets.

Interest on all loans under the Credit Agreement is payable either quarterly or at the expiration of any LIBOR interest period applicable thereto. The Initial Term Loan A accrues interest at a rate equal to, at our option, a base rate (with a floor of 100 basis points) or LIBOR (with a floor of 0 basis points) plus an applicable margin equal to 1.00% for base rate loans and 2.00% for LIBOR loans. Borrowings under the New Revolving Facility accrue interest at a rate equal to, at our option, a base rate (with a floor of 100 basis points) plus a percentage spread (ranging from 1.00% to 1.75%) based on our first lien net leverage ratio or LIBOR (with a floor of 0 basis points) plus a percentage spread (ranging from 2.00% to 2.75%) based on our first lien net leverage ratio. After giving effect to the Third Amendment, we will pay quarterly fees on the unused portion of the revolving credit facility equal to a percentage spread (ranging from 0.25% to 0.35%) based on our first lien net leverage ratio.

The Third Amendment also modifies the springing financial covenant to provide that such financial covenant will not be tested until the Initial Term A Loan is paid in full.

The foregoing description of the Third Amendment is qualified in its entirety by reference to the Third Amendment, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1

Third Amendment to Credit Agreement, dated as of October 31, 2019, by and among PGT Innovations, Inc., the other Credit Parties party thereto, SunTrust Bank, as Initial Term A Lender, the Initial Revolving Credit Lenders, each LC Issuer, and SunTrust Bank, as Administrative Agent, Collateral Agent and Swing Line Lender.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: November 6, 2019		PGT Innovations, Inc.

	By:	/s/ Sherri Baker
	Name:	Sherri Baker
	Title:	Senior Vice President,
and Chief Financial Officer